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                             [WEBLINK WIRELESS LOGO]


                                                                        Contact:
                                                                  Kelly Prentiss
                                                                  (214) 765-3874
                                                   kprentiss@weblinkwireless.com


                       WEBLINK WIRELESS ANNOUNCES PLAN TO
              CLOSE SAN ANTONIO CALL CENTER AND OTHER RESTRUCTURING

DALLAS- Oct 4, 2001 -- WebLink Wireless, Inc. (OTC Bulletin Board: WLNKA) has announced it will close its San Antonio, Texas call center within the next 60 days as part of a series of actions the Company is taking to size its operations to meet current demands and contain costs to achieve EBITDA targets. The San Antonio call load will be moved to the Company's Amarillo and Dallas, Texas call centers. WebLink Wireless also plans to move its distribution center from its current location in Garland, Texas to the Company's network operations facility in Plano, Texas and reduce the size of its distribution center staff and certain headquarters staff. The reduction-in-force totals 232 employees (approximately 20% of the Company's workforce), of which 151 are employed at the San Antonio call center. The Company is making these reductions primarily as a result of softness in the Company's retail consumer market.

"We regret enormously the loss of jobs resulting from this move," said N. Ross Buckenham, president of WebLink Wireless. "But in the current challenging environment it is necessary for management to be proactive in protecting the operating cash flow produced by the Company's core network operations. We believe our key customers remain supportive because we are taking steps aimed at continuing to generate positive cash flow while maintaining the high quality service we've always had."

The Company expects the cash severance expense associated with the reduction-in-force to be approximately $1.3 million, which will be recorded in the third quarter of 2001. It anticipates that the economic benefit of the reduction-in-force will not be fully reflected in the Company's results until the first quarter of 2002.

In a separate matter, a recent court order has extended WebLink Wireless' exclusive right to propose a reorganization plan in its Chapter 11 bankruptcy proceeding until at least Dec. 17, 2001. If WebLink Wireless files a plan of reorganization by that date, other parties would be prohibited from filing competing plans through Feb. 19, 2002, while the Company solicits plan votes.


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WebLink restructures

WebLink Wireless, Inc. is a leader in the wireless data industry, providing wireless email, wireless instant messaging, information on demand and traditional paging services throughout the United States. The company's nationwide, 2-way network is the largest of its kind reaching approximately 90 percent of the U.S. population and, through a strategic partnership, extends into Canada. The Dallas-based company, which serves approximately 1.7 million customers, recorded total revenues of $290 million for the year ended December 31, 2000. For more information, visit the website at www.weblinkwireless.com.

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This press release includes forward-looking statements that involve risks and uncertainties that are detailed from time to time in the SEC filings of WebLink Wireless, Inc. including its most recent annual report on Form 10-K and any subsequently filed reports on Form 10-Q and Form 8-K. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify such forward-looking statements. The company wants to caution readers that any forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (those which talk about the company's or management's current expectations as to the future and include, but are not limited to, statements about possible restructuring and future liquidity outlook) in this release or made by the company's management involve risks and uncertainties which may change based on various important factors. Actual results may differ materially from those projected due to many factors including failure to obtain additional funding, increased competition, pricing pressures, delays in new service introductions, delays in the introduction of new subscriber devices, regulatory issues, capital and operating needs and other business factors. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.